Rene J. Robichaud President & CEO Thomas J. Depenbrock Vice President, Treasurer & CFO Linda A. Pleiman Director - Investor Relations and Corporate Communications

This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements. Disclaimer

Continued optimism regarding natural gas prices Rising U.S. drill rig count - Strong permitting activity Steel prices dropping - Coil - Scrap U.S. dollar dropping fast - 4 year low vs. Euro - 5 year low vs. Canadian dollar - Import volumes and prices may be impacted OCTG inventories relatively tight Positive Environment

Products - Seamless and welded tubular products - Oil country country tubular goods (tubing & casing) - Line pipe - Alloy and carbon grades Industries served - Exploration & production - Pipelines - Selected industrial markets Customers - Distributors - Pipeline and utility companies Profile Company Description

History Company Description Sold Kentucky Electric Steel ($50.4 million) Issued $131 million in senior secured notes ("Notes") $259 million common stock offering Rene Robichaud joins firm as president Acquired Koppel ($97.7 million) Acquired Kentucky Electric Steel ($7.3 million) NS Group, Inc. is formed Company founded as Newport Steel Restructured operations Management reorganization Retired $35 million Notes New labor contracts Announced redemption of $34 million Notes Board/management changes

Highlights Pure-play OCTG exposure Significant OCTG market share Substantial energy products capacity - 820,000 tpy Strong end-user relationships Recognized high quality OCTG Only seamless & welded OCTG producer in the U.S. Strategically located finishing facilities - Houston - Tulsa Low net debt Substantial operating leverage $10 per ton change = $0.25 - $0.30 per share Company Description

2002 Product Mix Seamless Welded East 55 45 Welded 45% Seamless 55% Sales $192 million OCTG Line Pipe Other East 84 10 6 OCTG 84% Line Pipe 10% Other 6% OCTG Company Description

Substantial Capacity Seamless Welded 250000 570000 Welded - 570,000 TPY Seamless - 250,000 TPY 820,000 tons per year Company Description

Product Offerings Seamless ERW Alloy Carbon Production Tubing Casing Coupling Stock Drill Pipe Casing Production Tubing Line Pipe Coupling Stock Drill Pipe Mechanical Tubing Casing Line Pipe Piling Standard pipe 1.9" - 5" O.D. 4.5" - 16" O.D. Company Description

OCTG Market Share* Significant share of domestic shipments - 50% to 60% of small O.D. seamless - 20% to 22% of ERW casing *Excludes imports Company Description

2003 Selected Programs Anadarko Apache Burlington Chesapeake Conoco-Phillips El Paso Encana EOG ExxonMobil Ocean Pioneer Samson Tom Brown Company Description

Locations Corporate Headquarters Tubular manufacturing Tubular finishing PA OK TX KY Company Description

Balance Sheet March 31, (In millions) 2003 Cash and investments $ 24 13 1/2% senior secured notes 34 Shareholders' equity 94 Debt to total capitalization 26.5% Shares outstanding 20.6 $50 million credit facility Company Description

Positioned for the Future Company Actions - 2000-2003 Corporate Governance - New board Majority independent Oilfield service and E&P expertise Management Reorganization - Elimination of layers - Centralized reporting - More with less

Positioned for the Future Company Actions - 2000-2003 Corporate Restructuring - Permanent closures: melt shop, strip mill & SBQ - Elimination of $18 million in annual fixed costs - 2Q '01 record EPS followed restructuring Financial - $74 million debt retirement (includes May announcement) - $12 million treasury stock purchases Company Direction - New favorable labor contracts - Record seamless casing & alloy shipments - Houston sales force - Top supplier positions

Clearing Skies Demand Supply Price Steel Demand waning - autos - construction - exports (China) Full domestic participation of majors S.201 tariffs declining Prices peaked in Q3 2002 OCTG Increasing rig count Re-stock shelves Import share steady - FX issue Domestic mills increasing output All domestic players announced two price increases in early 2003 Natural Gas Slightly down in 2003 Very tight - Storage - U.S. production - Cdn production Very attractive for drillers Company Description

Natural Gas Futures 1/3/2003 4.51 2/3/2003 4.385 3/3/2003 5.785 4/3/2003 5.56 5/3/2003 5.315 6/3/2003 5.205 7/3/2003 5.164 8/3/2003 5.116 9/3/2003 5.069 10/3/2003 5.074 11/3/2003 5.224 12/3/2003 5.377 1/4/2003 5.447 2/4/2003 5.312 3/4/2003 5.082 4/4/2003 4.572 5/4/2003 4.382 6/4/2003 4.332 7/4/2003 4.322 8/4/2003 4.317 9/4/2003 4.292 10/4/2003 4.308 11/4/2003 4.483 12/4/2003 4.668 Source: NYMEX (futures ) & Henry Hub (spot) 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Industry Environment Price per mcf

U. S. Rotary Rig Count Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 S May 16 2003 Avg. 2003 Est. Year End 2003 Est. Oil 379 269 128 197 217 137 168 189 216 Gas 564 571 496 720 939 691 868 861 984 Source: Baker Hughes and Company estimates

International Rig Count Source: Baker Hughes and Company estimates Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 S Q1 2003 Avg. Avg. 2003 Est. Year End 2003 Est. International 809 754 588 652 745 732 744 739 750

OCTG Inventory - U. S. 1998 1999 2000 2001 2002 Q1 2003 Inventory 1200 969 1506 1643 1327 1288 Per Rig 1934 1257 1352 1852 1540 1340 Source: Preston Pipe & Tube Report Inventory (tons 000's) Tons per rig Industry Environment (Demand)

OCTG Imports 1998 1999 2000 2001 2002 Q1-03 All other 0.1 0.09 0.14 0.17 0.13 0.13 Europe 0.09 0.04 0.12 0.13 0.1 0.07 Source: Preston Pipe & Tube Report Industry Environment (Supply) Euro avg. FX (US$) $1.12 $1.07 $0.93 $0.89 $0.94 $1.05

Steel Coil Purchase Costs Outlook: Softer prices Section 201 tariff reduction Section 201 mid program review Minimal domestic supply interruptions Minimal domestic demand growth Limited demand from China Pro Con High energy costs

Clearing Skies Lead to: Improved OCTG pricing Improved shipments - enhanced mix Lower unit costs - spread fixed - improving conversion Fair and steady steel prices

NSS Highs/Lows (2000-2002)

Summary Pure-play OCTG exposure Significant market share Strong operating leverage Low net debt position Substantial upside potential Positive environment

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